Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces a 10.5% Increase in 2010 Holiday Revenues

and Raises Fourth Quarter and Fiscal Year 2010 Revenues and EPS Guidance

San Francisco, CA, January 13, 2011 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that net revenues for the 8-week holiday period ended December 26, 2010 increased 10.5% to $865 million versus the 8-week holiday period ended December 27, 2009, including a comparable store sales increase of 5.0%. The company also announced that it was increasing its fourth quarter revenue guidance to a range of $1.170 billion to $1.190 billion and fourth quarter GAAP diluted earnings per share (“EPS”) guidance to a range of $0.92 to $0.94. Excluding an estimated $0.04 EPS impact of unusual business events relating to asset impairment and early lease termination charges for underperforming retail stores, fourth quarter non-GAAP diluted EPS is expected to be in the range of $0.96 to $0.98 (see Note 2 in Exhibit 1).

HOLIDAY 2010 ACTUAL RESULTS

Holiday Revenues by Channel

(All Amounts in Millions, Except Percentages)

	8-Week Period Ended December 26, 2010	8-Week Period Ended December 27, 2009	Year-Over- Year % Increase
Retail Net Revenues	$528	$501	5.4%
Direct-to-Customer (“DTC”) Net Revenues	$337	$282	19.5%
Total Net Revenues	$865	$783	10.5%
Comparable Store Sales % Change	5.0%	6.5%

Laura Alber, President and Chief Executive Officer, commented, “We are extremely pleased with our holiday sales performance. A positive consumer response to our key merchandising and marketing strategies, combined with strong operational execution, drove a 10.5% improvement in year-over-year sales, higher gross margins, and better than expected leverage of controllable expenses. During the holiday period, as expected, our e-commerce channel continued to grow as a percentage of total net revenues – reaching 32% in 2010 versus 27% in 2009. Year-over-year revenues in e-commerce increased 30% in the holiday period.

“Based on these results, and the trends we are seeing in the month of January, we are increasing our fourth quarter and fiscal year 2010 diluted EPS guidance. Revenue in the fourth quarter is now expected to increase in the range of 7% to 9% and diluted EPS is expected to be in the range of $0.96 to $0.98 versus $0.86 last year on a non-GAAP basis. For fiscal 2010, we now expect revenue to increase in the range of 12% to 13% and diluted EPS on a non-GAAP basis to be in the range of $1.83 to $1.85 versus $0.95 last year.”

OUTLOOK FOR FISCAL YEAR 2011 (“FY 11”)

Ms. Alber continued, “As we look forward to fiscal 2011 and beyond, we will remain focused on the fundamental strategies that have driven our success over the past two years and have allowed us to gain market share and improve profitability. To continue to gain market share, we will attract new customers to our brands through relevant product offerings and highly targeted marketing, grow our merchandise categories where we see ‘white space’ in the market place, and expand the reach of our brands into new markets – both domestically and internationally.

“To improve profitability, we will continue to drive efficiencies in our worldwide supply chain, reinvent the customer experience in our retail stores to drive increased traffic and higher sales per square foot, and further expand our initiatives in e-commerce, which operates at a significantly higher operating margin than our other sales channels. In fiscal 2011, we expect e-commerce to continue to increase as a percentage of total company revenues.”

Collectively, the company expects these initiatives to drive top-line revenue growth (despite store closings and the discontinuation of our Williams-Sonoma Home retail operations) in the mid-single digits and non-GAAP diluted EPS growth in the low double digits. From a cash flow perspective, inventory growth is expected to grow slightly ahead of sales growth based upon the need to replenish core inventory levels that were depleted due to better than expected sales in the fourth quarter of 2010, and capital spending is expected to be in the range of $135 to $150 million as our investments in e-commerce and new stores for West Elm increase. Depreciation in fiscal 2011 is expected to be in the range of $137 to $142 million and the amortization of deferred lease incentives is expected to be approximately $28 million.

FY 10 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 10 ACT	Q2 10 ACT	Q3 10 ACT	Q4 10 GUID	FY 10 GUID
Retail Revenue	$412	$450	$461	$714 - $724	$2,037 - $2,047
Direct-to-Customer Revenue	$306	$326	$355	$456 - $466	$1,443 - $1,453
Total Net Revenues	$718	$776	$816	$1,170 - $1,190	$3,480 - $3,500
% Variance vs. FY 09	17.3%	15.4%	11.8%	7 – 9%	12 – 13%
Comparable Store Sales*	17.0%	13.6%	8.1%	4 – 5%	9 – 10%
LSF % Change	<2.7%>	<3.0%>	<3.2%>	<4%>	<4%>
DTC Revenue % Growth	20.3%	19.8%	17.8%	15 – 17%	18 – 19%
Catalog Circ % Change	<2.7%>	1.2%	3.8%	2 – 4%	1 – 2%

* See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 09 ACT	Q3 YTD 10 ACT			Q4 10 GUID			FY 10 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	259	2	<2>	259	2	<1>	260	4	<3> *	260
Pottery Barn	199	3	<4>	198	0	<4>	194	3	<8> *	194
Pottery Barn Kids	87	0	<2>	85	0	0	85	0	<2>	85
West Elm	36	2	<1>	37	0	<1>	36	2	<2>	36
Williams-Sonoma Home	11	0	0	11	0	<10>	1	0	<10>	1
Outlets	18	2	<1>	19	0	<1>	18	2	<2> *	18
Total	610	9	<10>	609	2	<17>	594	11	<27>	594

* FY 10 store closing numbers include 23 permanent store closures. FY 10 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Outlets include 2, 1, and 1 store, respectively, for temporary closure and reopening due to remodeling. Total store opening numbers for Williams-Sonoma and Pottery Barn also include 1 and 2 stores, respectively, for FY 10 re-openings of stores closed in FY 09 for remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	10 GUID	09 ACT	10 GUID	09 ACT
GAAP	41.6% - 41.8%	41.4%	38.9% - 39.0%	35.6%
Non-GAAP*	41.7% - 41.9%	41.5%	39.0% - 39.1%	35.7%

* The non-GAAP gross margin percentages above exclude the impact of unusual business events of 10 basis points in Q4 10, and the net impact of unusual business events of 10 basis points in FY 10. See Note 2 in Exhibit 1. The non-GAAP gross margin percentages above exclude the impact of unusual business events of 10 basis points in Q4 09 and 10 basis points in FY 09. See Notes 3 and 4 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	10 GUID	09 ACT	10 GUID	09 ACT
GAAP	27.9% - 28.1%	28.5%	30.3% - 30.4%	31.6%
Non-GAAP*	27.3% - 27.5%	27.9%	29.6% - 29.7%	30.5%

* The non-GAAP SG&A percentages above exclude the impact of unusual business events of 60 basis points in Q4 10, and the net impact of unusual business events of 70 basis points in FY 10. See Notes 1, 2 and 4 in Exhibit 1. The non-GAAP SG&A percentages above exclude the impact of unusual business events of 60 basis points in Q4 09, and the net impact of unusual business events of 110 basis points in FY 09. See Notes 3 through 5 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense (in millions) for Q4 and Fiscal Year

	Q4		FY
	10 GUID	09 ACT	10 GUID	09 ACT
Interest <Income>/Expense	<$0.3> - $0.7	$0.2	$0.0 - $1.0	$1.2

•	Income Taxes

❑

The income tax rate in FY 10 is projected to be in the range of 37% to 39%. This compares to an income tax rate in FY 09 of 35.6%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted EPS

❑

See Exhibit 1 for quarterly and FY 10 diluted EPS guidance and a reconciliation of quarterly, FY10 and FY 09 GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers (in millions) for Q4 and Fiscal Year

	Q4		FY
	10 GUID	09 ACT	10 GUID	09 ACT
Merchandise Inventories	$525 - $535	$466	$525 - $535	$466
Depreciation and Amortization	$35 - $36	$38	$144 - $145	$152
Amortization of DLI	$8 - $9	$10	$36 - $37	$37

❑	Capital spending in FY 10 is projected to be approximately $75 million, compared to capital spending of $72 million in FY 09.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A percentages, and non-GAAP diluted EPS. These non-GAAP financial measures exclude: the impact of an accelerated vesting charge associated with the retirement of our former CEO; the benefit of the VISA/MasterCard litigation settlement; the impact of exiting excess distribution capacity; and the impacts of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 10 diluted EPS results and guidance on a comparable basis with our quarterly and FY 09 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our future financial guidance and results; the actions we intend to take to attract new customers to our brands, grow our merchandise categories and expand the reach of our brands into new markets; the effect of these initiatives on driving our top-line revenue growth and non-GAAP diluted earnings per share growth; our expectations regarding inventory growth and capital spending; our expectations regarding depreciation and amortization of deferred lease incentives; and the variability in our tax rate.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q4 10; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and all subsequent quarterly reports on 10-Q and all subsequent current reports on 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma (kitchen decor and cookware), Pottery Barn (home furnishings and duvet covers), Pottery Barn Kids (kid’s furniture and kid’s bedding), PBteen (teen bedding and teen furniture), West Elm (contemporary furniture and media storage) and Williams-Sonoma Home (luxury furniture and cashmere throws) – are marketed through 609 stores, seven direct mail catalogs and six e-commerce websites.

Exhibit 1

Reconciliation of FY 10 Guidance and FY 09 Actual GAAP to Non-GAAP Diluted Earnings/<Loss> Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 10 ACT	Q2 10 ACT	Q3 10 ACT	Q4 10 GUID	Weighted Share Effect***	FY 10 GUID**
2010 GAAP Diluted EPS**	$0.18	$0.28	$0.34	$0.92 - $0.94	<$0.02>	$1.70 - $1.72
Impact of Accelerated Vesting Charge for CEO Retirement (Note 1) **	$0.02	$0.01	-	-	-	$0.02
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 2) **	$0.03	$0.02	$0.02	$0.04	-	$0.11
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>	-	-	-	<$0.00>
Subtotal of Unusual Business Events*	$0.05	$0.03	$0.02	$0.04	-	$0.13
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)**	$0.23	$0.31	$0.35	$0.96 - $0.98	<$0.02>	$1.83 - $1.85

	Q1 09 ACT	Q2 09 ACT	Q3 09 ACT	Q4 09 ACT	Weighted Share Effect***	FY 09 ACT*
2009 GAAP Diluted EPS	<$0.18>	$0.00	$0.07	$0.81	$0.02	$0.72
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.04	$0.04	$0.06	$0.06	-	$0.20
Impact of Exiting Excess Distribution Capacity (Note 4)	-	$0.01	$0.03	-	-	$0.04
Benefit of Visa/MasterCard Litigation Settlement (Note 5)	-	-	-	<$0.01>	-	<$0.01>
Subtotal of Unusual Business Events*	$0.04	$0.05	$0.09	$0.04	-	$0.22
2009 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)*	<$0.14>	$0.05	$0.16	$0.86	$0.02	$0.95

* Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

** Quarterly diluted EPS guidance amounts will vary within the ranges above. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

*** Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS in FY 09 is approximately $0.02 more than the sum of the diluted EPS by quarter. The effect in FY 10 is projected to be approximately $0.02 less than the sum of the diluted EPS by quarter.

Note 1:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s former CEO and an associated retirement charge of approximately $0.025 per diluted share. During Q1 10 and Q2 10, these charges resulted in an impact of approximately $0.02 and $0.01 per diluted share, respectively, or approximately 50 and 10 basis points of SG&A expenses, respectively, within the unallocated segment. Due to the effect of quarterly rounding to the nearest cent per diluted share, we anticipate an impact of $0.02 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 2:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. During Q2 10, we incurred charges of approximately $0.02 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 10, we incurred charges of approximately $0.02 per diluted share, or approximately 40 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. All these charges were recorded within the retail segment. For Q4 10, we anticipate additional charges of approximately $0.04 per diluted share, or approximately 60 basis points within SG&A expenses and a 10 basis point impact to gross margin. For FY 10, we anticipate total charges of approximately $0.12 per diluted share, or approximately 60 basis points within SG&A expenses and a 10 basis point impact to gross margin.

Note 3:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 09) – During Q1 09, Q2 09, Q3 09 and Q4 09, we incurred charges within the retail segment associated with asset impairment and early lease termination expenses for underperforming retail stores, which resulted in an impact to earnings of approximately $0.04, $0.04, $0.06 and $0.06 per diluted share, respectively. For FY 09 these charges totaled approximately $35 million or $0.20 per diluted share. These charges resulted in an impact to gross margin of less than 10 basis points in Q1 09 and Q2 09, 20 basis points in Q3 09 and 10 basis points in Q4 09 and FY 09. These charges also resulted in an impact to SG&A expenses of 100, 110, 150 and 80 basis points, respectively, in Q1 09, Q2 09, Q3 09 and Q4 09, and a 110 basis point impact to SG&A expenses in FY 09.

Note 4:	Impact of Exiting Excess Distribution Capacity – During Q2 09 and Q3 09, we incurred charges within the unallocated segment associated with the early exit of excess distribution capacity, which resulted in an impact to earnings of approximately $0.01 and $0.03 per diluted share, respectively, and approximately $0.04 per diluted share for FY 09. These charges resulted in a 20 basis point impact to gross margin in Q2 09, a 10 basis point impact to gross margin in Q3 09 and a 10 basis point impact to gross margin in FY 09. These charges also resulted in a less than 10 basis point impact to SG&A expenses in Q2 09, an 80 basis point impact to SG&A expenses in Q3 09 and a 20 basis point impact to SG&A expenses for FY 09. During Q2 10, we recorded a credit of $0.4 million against previous charges in SG&A within the unallocated segment. This benefit is less than $0.01 per diluted share and less than 10 basis points of SG&A expenses in both Q2 10 and FY 10.

Note 5:	VISA/MasterCard Litigation Settlement – During Q4 09, we received our final payment of the VISA/MasterCard antitrust litigation settlement. The benefit to Q4 09 and FY 09 earnings was approximately $0.01 per diluted share. This resulted in a benefit to SG&A expenses within the unallocated segment in Q4 09 of 20 basis points and 10 basis points in FY 09.

Note 6:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 10 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 09 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.